UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
Sixth Amended and Restated Credit Agreement

On August 29, 2018, Alexandria Real Estate Equities, Inc. (the “Company”) and its subsidiary Alexandria Real Estate Equities, L.P. entered into an escrow agreement (the “Escrow Agreement”) with Bank of America, N.A., as administrative agent, certain lenders, and Arnold & Porter Kaye Scholer LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Company and the other parties to the Sixth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) submitted their signature pages to the Amended Credit Agreement to be held by the Escrow Agent in escrow. Pursuant to the Escrow Agreement, the Escrow Agent will release the signatures to the Amended Credit Agreement and the Amended Credit Agreement will become effective upon satisfaction by the Company of certain conditions precedent to the effectiveness of the Amended Credit Agreement set forth in the Amended Credit Agreement. If the conditions are not satisfied by the Company on or prior to October 3, 2018, the Amended Credit Agreement signature pages will be deemed to have been revoked, the escrow arrangements under the Escrow Agreement will terminate, and the Amended Credit Agreement will not become effective.

The conditions to be satisfied by the Company include the delivery of certain legal opinions and certificates, the absence of any default under the Amended Credit Agreement, and the payment of prescribed fees. While there can be no assurance in this regard, the Company expects that it will satisfy the conditions on or prior to October 3, 2018, and that the Amended Credit Agreement will thereupon become effective. The purpose and effect of the Escrow Agreement are to permit the Company to “lock in” currently the terms and conditions of the Amended Credit Agreement and the identities of the lenders thereunder while deferring the commencement of the term of the credit facility to be provided under the Amended Credit Agreement until the Company satisfies the conditions to effectiveness. As a result, the term of the credit facility will not begin and the Company will not be able to avail itself of the credit provided thereby until conditions to the effectiveness of the Amended Credit Agreement are satisfied.

The Amended Credit Agreement will amend and restate the Company’s Fifth Amended and Restated Credit Agreement dated July 29, 2016. Bank of America, N.A. will serve as administrative agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Citibank, N.A., and Goldman Sachs Bank USA will serve as joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., and Citibank, N.A. will serve as joint bookrunners, under the Amended Credit Agreement. The Amended Credit Agreement provides for, among other things, a $2.20 billion unsecured senior revolving credit facility (the “Revolving Credit Facility”) and an accordion option to increase aggregate commitments under the Amended Credit Agreement by up to an additional $300 million. Borrowings under the Revolving Credit Facility will bear interest at a “Eurocurrency Rate,” “LIBOR Daily Floating Rate,” or “Base Rate” specified in the Amended Credit Agreement, plus, in any case, a margin specified in the Amended Credit Agreement. The margin at closing applicable to loans based on the Eurocurrency Rate is anticipated to be 0.90%.

The Amended Credit Agreement will extend the maturity date for the Revolving Credit Facility to January 28, 2024, provided that the Company exercises its rights to extend the maturity date twice by an additional six months for each exercise upon the satisfaction of certain conditions. Among other things, the Amended Credit Agreement will also modify the applicable interest rate margins in respect of the loans under the Revolving Credit Facility, increase the dollar thresholds for certain events of default, adjust certain financial covenants, and remove the maximum unsecured leverage ratio requirement.

Amended and Restated Unsecured Senior Bank Term Loan Agreement

On August 29, 2018, the Company and its subsidiary Alexandria Real Estate Equities, L.P. entered into an escrow agreement (the “Citibank Escrow Agreement”) with Citibank, N.A., as administrative agent, certain lenders, and Shearman & Sterling LLP, as escrow agent (the “2024 Unsecured Senior Bank Term Loan Escrow Agent”), pursuant to which the Company and the other parties to the Fourth Amended and Restated Term Loan Agreement (the “2024 Unsecured Senior Bank Term Loan”) submitted their signature pages to the 2024 Unsecured Senior Bank Term Loan to be held by the 2024 Unsecured Senior Bank Term Loan Escrow Agent in escrow. Pursuant to the Citibank Escrow Agreement, the 2024 Unsecured Senior Bank Term Loan Escrow Agent will release the signatures to the 2024 Unsecured Senior Bank Term Loan and the 2024 Unsecured Senior Bank Term Loan will become effective upon satisfaction by the Company of certain conditions precedent to the effectiveness of the 2024 Unsecured Senior Bank Term Loan set forth in the 2024 Unsecured Senior Bank Term Loan. If the conditions are not satisfied by the Company on or prior to October 3, 2018, the 2024 Unsecured Senior Bank Term Loan signature pages will be deemed to have been revoked, the escrow arrangements under the Citibank Escrow Agreement will terminate, and the 2024 Unsecured Senior Bank Term Loan will not become effective.

The conditions to be satisfied by the Company include the delivery of certain legal opinions and certificates and the absence of any default under the 2024 Unsecured Senior Bank Term Loan. While there can be no assurance in this regard, the Company expects that it will satisfy the conditions on or prior to October 3, 2018, and that the 2024 Unsecured Senior Bank Term Loan will thereupon become effective. The purpose and effect of the Citibank Escrow Agreement are to permit the Company to “lock in” currently the terms and conditions of the 2024 Unsecured Senior Bank Term Loan and the identities of the lenders thereunder while deferring the effectiveness of the amendments set forth in the 2024 Unsecured Senior Bank Term Loan until the Company satisfies the conditions to effectiveness.

The 2024 Unsecured Senior Bank Term Loan will amend and restate the Company’s Third Amended and Restated Term Loan Agreement dated as of June 30, 2015 (as amended prior to the date hereof), with Citibank, N.A., as administrative agent; Citibank, N.A., RBC Capital Markets, and The Bank of Nova Scotia, as joint lead arrangers and joint book running managers; and certain financial institutions party thereto as lenders. As of August 29, 2018, the principal amount outstanding under such facility was $350 million (the “Unsecured Senior Bank Term Loan”).

The 2024 Unsecured Senior Bank Term Loan will, among other things, modify the applicable interest rate margins in respect of the Unsecured Senior Bank Term Loan, increase the dollar thresholds for certain events of default, adjust certain financial covenants, remove the maximum unsecured leverage ratio requirement, and make certain other changes to conform to those contained in the Amended Credit Agreement. The 2024 Unsecured Senior Bank Term Loan will also extend the maturity date to January 28, 2024.

Affiliates of lenders under the Amended Credit Agreement and the 2024 Unsecured Senior Bank Term Loan have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, and general financing services for the Company.

The foregoing summaries of the Amended Credit Agreement and the 2024 Unsecured Senior Bank Term Loan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Credit Agreement and the 2024 Unsecured Senior Bank Term Loan, copies of which are anticipated to be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018, to the extent they become effective.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 is incorporated herein by reference.
Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include words such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “goals,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of these words or similar words, and include (without limitation) statements regarding the anticipated maturity dates of the Amended Credit Agreement and the 2024 Unsecured Bank Term Loan. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

August 30, 2018	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President and Chief Financial Officer
(Principal Financial Officer)